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                                                                    EXHIBIT 99.2


                             TERMINATION OF MERGER


         This Agreement dated as of September 2, 1998, is by and between HOLLY CORPORATION, a Delaware corporation ("Holly"), and GIANT INDUSTRIES, INC., a Delaware corporation ("Giant").

                                    RECITALS

         A. Giant and Holly have entered into an Agreement and Plan of Merger dated as of April 14, 1998 ("Merger Agreement").

         B. The parties have determined that is in the best interests of the corporations and their stockholders to terminate the Merger Agreement and the proposed merger.

         NOW, THEREFORE, for good and valuable consideration, the parties agree as follow:

                                   AGREEMENTS


         1. Pursuant to Section 7.01(a) of the Merger Agreement, Giant and Holly hereby terminate the Merger Agreement by mutual written consent.

         2. Each of Holly and Giant will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors, and other representatives and affiliates to hold, any non-public information in accordance with the terms of the Confidentiality Agreement, dated April 6, 1998, between Giant and Holly.

         IN WITNESS WHEREOF, Giant and Holly have caused this Agreement to be executed as of the date first above written.


                                         HOLLY CORPORATION



                                         /s/  LAMAR NORSWORTHY
                                         -----------------------------------
                                            Its:  Chairman of the Board and
                                                  Chief Executive Officer



                                         GIANT INDUSTRIES, INC.


                                         /s/  JAMES E. ACRIDGE
                                         ------------------------------------
                                            Its:  Chairman, President and CEO